Exhibit 99.2

Benson Hill Provides Updates on Upcoming Disclosures and Announces Third Quarter 2021 Earnings Release Date

ST. LOUIS, MO – October 4, 2021 – Benson Hill, Inc. (the “Company” or “Benson Hill”), a food tech company unlocking the natural genetic diversity of plants with its cutting-edge food innovation engine, today announced that it will release its financial results for the third quarter ending September 30, 2021, before market open, on Monday, November 15, 2021.

Following the Third Quarter earnings release, Matt Crisp, Chief Executive Officer, will host a webcast to discuss the results at 8:30 a.m. Eastern Time, including a presentation by management followed by a Q&A session. The webcast can be accessed via a link on Benson Hill’s investor relations website at https://bensonhill.com/investors.

In addition, the Company expects to file its current report on Form 8-K after market close today, including the requisite disclosures regarding the merger transaction and the pro forma unaudited consolidated financial statements of the Company giving effect to the closed transaction. The disclosures include the following:

•	Nearly $300 million of cash and marketable securities on a pro forma basis as of June 30, 2021, providing the fuel to continue executing the Company’s strategic plan.
•	An expanded shareholder base with almost 160 million weighted average shares outstanding.
•	Detailed financial information, including strong revenue growth in the first half of 2021.

The Company recently disclosed several important accomplishments since the announcement of the merger that demonstrate significant progress to deliver on its strategic plan.

•	Expansion of the ingredients integrated business model infrastructure with the acquisition of a soy crushing facility.
•	133% growth in 2021 proprietary soybean planted acres compared to the prior year, which exceeded its target to double planted acres.
•	Unveiled an advanced yellow pea breeding and commercialization program for future proprietary varieties.
•	Expanded the Benson Hill team with food industry veterans to execute the Company’s commercial strategy.

The following infographic provides more details.

The management team will commemorate the closing of the merger with Star Peak Corp II with a traditional opening bell ringing ceremony at the New York Stock Exchange on October 5. The merger is a milestone event and a substantial capital raise for Benson Hill to continue its efforts to be the ‘picks and shovels’ of the plant-based food revolution supplying food and ingredient products by tapping into the natural genetic diversity of plants.

About Benson Hill
Benson Hill moves food forward with the CropOS® platform, a cutting-edge food innovation engine that combines data science and machine learning with biology and genetics. Benson Hill empowers innovators to unlock nature’s genetic diversity from plant to plate, with the purpose of creating healthier, great-tasting food and ingredient options that are both widely accessible and sustainable. More information can be found at bensonhill.com or on Twitter at @bensonhillinc.

Forward-Looking Statements

Certain statements in this press release may be considered “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or the Company’s future financial or operating performance. These forward-looking statements include, but are not limited to, statements regarding estimates and forecasts of other financial and performance metrics and projections of market opportunity. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by the Company and its management, as the case may be, are inherently uncertain factors that may cause actual results to differ materially from current expectations include, but are not limited to: 1) the ability to recognize the anticipated benefits of the business combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees; 2) costs related to the business combination; 3) the ability to maintain NYSE listing standards; 4) the Company’s ability to execute its business plans; 5) the Company’s transition to becoming a public company including the associated expenses and the impact of public financial and other disclosures on its negotiations and arrangements with key counterparties; 6) changes in applicable laws or regulations; 7) the possibility that the Company may be adversely affected by other economic, business and/or competitive factors; 8) the impact of the COVID-19 pandemic and its effect on business and financial conditions; and 9) other risks and uncertainties set forth in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the Company’s filings with the Securities and Exchange Commission (“SEC”), which are available on the SEC’s website at www.sec.gov. Nothing in this press release should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward looking statements will be achieved. There may be additional risks that the Company presently does not know or that the Company currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. The Company does not undertake any duty to update these forward-looking statements, except as otherwise required by law.

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For Media

Melanie Bernds
Benson Hill
314-605-6363
mbernds@bensonhill.com

Media Kit

For Investors

Ruben Mella

Benson Hill

314-714-6313

rmella@bensonhill.com